                                                                EXHIBIT 2(k)(x)

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THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SECURITIES
ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.
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No. W-1

                      CONDITIONAL STOCK PURCHASE WARRANTS

                          (Void after August 31, 1997)

                                 NETTECH, INC.
                          a North Carolina Corporation

                        CERTIFICATE EVIDENCING WARRANTS
                   (One Warrant is required for the purchase
                        of one share of stock subject to
                         adjustment as herein provided)

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THIS IS TO CERTIFY THAT, in the event that NETTECH, INC., a North Carolina corporation (the "Company") fails to meet projected gross revenues of $6,250,000 (exclusive of any extraordinary gain recognized upon modification of the Company's agreements with Cabletron Systems, Inc.) for the Company's two fiscal years ending March 31, 1997, then SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC ("Warrant Holder") shall be entitled to purchase 50,000 shares of the Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Stock") of the Company at a price of $0.01 per share (the "Warrant Price"), at any time after June 30, 1997 and before 5:00 p.m., Eastern time on August 31, 1997; provided, however, that this Warrant shall expire upon either
(1) the effective date of a registration statement filed by the Company under the Securities Act covering the Company's first public offering of Common Stock (an "IPO") in which the selling price (before deducting commissions and expenses) is at least $3.00 per share; or (2) a merger of the Company after which the shareholders of the Company immediately prior to the merger hold less than fifty percent (50%) of the outstanding capital stock of the surviving corporation and in which the consideration received by the Warrant Holder is at least $3.00 per share.

         1. Adjustments. The Warrant Price and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                 (a) In the case of any reclassification of the Series A Preferred Stock or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification of the Series A Preferred Stock), or in the case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant certificate, providing that the holder of these Warrants shall have the right to exercise such new warrants to receive, in lieu of each share of Series A Preferred Stock theretofore issuable upon exercise of these Warrants, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification, consolidation, merger or sale by a holder of shares of the Series A Preferred Stock. Such new Warrant certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this subsection (b) shall similarly apply to successive reclassifications, consolidations mergers and sales.

                 (b) If the Company at any time while these Warrants remain outstanding and unexpired shall split, subdivide or combine the Series A Preferred Stock, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination.

                 (c) If the Company at any time while these Warrants are outstanding and unexpired shall pay a dividend with respect to the Series A Preferred Stock payable in shares of Series A Preferred Stock, then the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of the Series A Preferred Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Series A Preferred Stock outstanding immediately after such dividend.

                 (d) Upon each adjustment in the Warrant Price pursuant to subsections (a), (b) or (c) above, the number of shares of Series A Preferred Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Series A Preferred Stock purchasable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

         2. Liquidation and Dissolution. In case any voluntary or involuntary dissolution, liquidation, or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of shares of Series A Preferred Stock of record shall be entitled to exchange their Series A Preferred Stock for securities or other property deliverable upon such dissolution, liquidation, or winding-up (on which date, in the event such dissolution, liquidation or winding-up shall actually take place, the Warrants and all rights with respect hereto shall terminate).

         3. Exercise. Exercise may be made of all or part of the Warrants evidenced hereby to the extent permitted hereunder by surrendering this Certificate together with a duly executed Election to Exercise in the form attached hereto, to the Company at its principal office, or at such other place as the Company shall designate in writing, accompanied by payment in full of the aggregate Warrant Price payable in respect of the Warrants being exercised. If less than all the Warrants evidenced by this Certificate are exercised, the Company will, upon such exercise, execute and deliver to the registered holder hereof a new Certificate (dated the date hereof) evidencing the Warrants not so exercised. As promptly as practicable after surrender of this Certificate and the receipt of payment as aforesaid, and in any event within 10 business days thereafter, the Company shall issue and deliver to the registered holder hereof, on its written order, a certificate or certificates for the number of shares of Series A Preferred Stock issuable upon the exercise of such Warrants in accordance with the provisions hereof.

         4. No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. If the full exercise of the Warrants requires the issuance of any fraction of a share, the Company shall pay the holder thereof an amount in cash equal to such fraction multiplied by the current market value of a whole share. The current market value shall equal, if the Series A Preferred Stock is listed on a national securities exchange, the last reported sale price on such exchange prior to the date of the exercise of the Warrants or, if the Series A Preferred Stock is quoted in the National Association of Securities Dealers Automated Quotation System, the last reported sales price or the mean of the last reported bid and asked prices (as the case may be) reported by

NASDAQ or, if the Series A Preferred Stock is not so listed or quoted, the current market value determined in good faith by the Company.

         5. Transfer. This Certificate and the Warrants evidenced hereby may be transferred only by surrendering this Certificate for cancellation at the principal office of the Company, or at such other place as the Company shall designate in writing, accompanied by duly executed transfer instruments in form reasonably satisfactory to the Company. Warrants may be divided or combined into a Certificate or Certificates evidencing the same aggregate number of Warrants.

         6. Registered Owner. The person in whose name this Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered owner of this Certificate shall not be entitled, by virtue of being such registered owner, to any rights whatsoever as a shareholder of the Company.

         7. Securities Law Matters. At the time of exercise, the holder shall execute an Investment Letter in the form attached hereto stating (among other things) that the shares issued pursuant to the Warrants have not been registered under federal or state securities laws, and that such shares may not be transferred unless the shares are so registered or unless the Company has received an opinion of counsel acceptable to the Company that such transfers are exempt from registration.

         8. Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be given in person or by registered or certified mail, addressed, if to the Company, to

                 NetTech, Inc.
                 4040 Barrett Drive
                 Raleigh, N.C. 27609
                 Attn: President

and if to the holder, to the address of the holder noted on the Company's warrant registration records.

         9. Expiration. The Warrants evidenced by this Certificate shall be wholly void for all purposes after 5:00 p.m., Eastern time, on August 31, 1997.

        Date:   August___, 1995.


                                        NETTECH, INC.

[CORPORATE SEAL]
                                        By:
                                           -----------------------------
                                           ------------------, President

ATTEST:

------------------------------
-------------------, Secretary

                                    FORM OF

                              ELECTION TO EXERCISE


         The undersigned registered holder hereby elects to purchase _____________ shares of no par value Series A Preferred Stock of NetTech, Inc. (the "Company") under and pursuant to the provisions of the foregoing Certificate evidencing __________ Stock Purchase Warrants. The Company is hereby requested to issue Certificate(s) representing said shares in the name of the undersigned at the address set forth following its signature in denominations as indicated. Delivered herewith is an Investment Letter to the Company in the form attached to the Warrants.

         DATED this _____ day of ____________, 19___.

         Name of Registered Holder _________________________________


         Signature _________________________________________________


         Title _____________________________________________________

         Address ___________________________________________________

                 ___________________________________________________


Issue Certificate(s) as Follows:

_______________ Certificates for _____________ shares each.

_______________ Certificates for _____________ shares each.

_______________ Certificates for _____________ shares each.

                                    FORM OF
                               INVESTMENT LETTER

                               __________, 19___


[Issuer Name/Address]

Gentlemen:

         The undersigned, ________________________ ("Purchaser") intends to acquire up to _________ shares (the "Shares") of the no par value Series A Preferred Stock (the "Series A Preferred Stock") of NetTech, Inc. (the "Company") from the Company pursuant to the exercise of certain Stock Purchase Warrants held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). In connection with such purchase and in order to comply with the exemption from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

         1. Purchaser is acquiring the Shares for Purchaser's own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

         2. Purchaser has been advised that the issuance of the Shares is not being registered under the 1933 Act on the ground that this transaction is exempt from registration under Section 3(b) or 4(2) of the 1933 Act, as not involving any public offering, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter. Purchaser also has been advised that neither the Shares nor the issuance thereof are being registered under the securities laws of any state.

         3. Purchaser has been informed that the Shares must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws, or unless exemptions from such registration are available with respect to any proposed transfer or disposition by Purchaser of the Shares. Purchaser understands and agrees that the Company, as a condition to the transfer of any of the Shares, may require that the request for transfer be accompanied by an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, to the effect that the proposed transfer is exempt from registration under the 1933 Act and applicable state securities laws, unless such transfer is covered by an effective registration statement under the 1933 Act and all applicable state securities laws.

         4. Purchaser understands and agrees that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

                 The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities law and may not be pledged, sold, assigned or transferred unless (i) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (ii) in the opinion of counsel acceptable to the Company such securities may be pledged, sold, assigned or transferred without an effective registration statement under the Act or applicable state securities laws.

         5. Purchaser has been furnished with or has had access to the information it has requested from the Company in connection with the investment represented by the Shares and has had an opportunity to discuss with the officers and management of the Company the Company's business and financial affairs. Purchaser has such knowledge and experience in business and financial matters and with respect to investments in securities or in privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

                                       Very truly yours,


                                       -----------------------------------
                                       [Purchaser]


         Accepted as of the _____ day of ____________, 19____.

                                       NETTECH, INC.


                                       By:  ------------------------------
                                                Name:
                                                Title: